UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported) June 26, 2006

LSI INDUSTRIES INC.

(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposal of Assets.

The Company acquired substantially all the net assets of SACO Technologies Inc. on June 26, 2006. The purchase price was $45.0 million, consisting of $23.2 million in cash, 1,419,355 common shares of LSI Industries valued at $20.4 million (at $14.36 per share, the closing price on the date of acquisition), and approximately $1.2 million in transaction costs, which primarily consisted of financial advisory, legal and accounting services, and bank debt prepayment fees.

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by LSI Industries Inc. (the “Company”) on June 29, 2006 (the “Initial Form 8-K”) to include financial statements and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date the Initial Form 8-K was required to be filed.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

(1)	The audited balance sheet of SACO Technologies Inc. as of December 31, 2005, the statement of operations and retained earnings, and the statement of cash flow.

(2)	The unaudited balance sheets of SACO Technologies Inc. and the statements of operations and retained earnings and the statement of cash flows for the three months ending March 31, 2006 and March 31, 2005.

(b)	Pro Forma Financial Information

(1)	The unaudited pro forma income statements of LSI Industries Inc. and SACO Technologies Inc. for the twelve months ended June 30, 2006.

(c)	Exhibits

23.1	Consent of Oppedisano Consultants

99.1	The audited balance sheet of SACO Technologies Inc. as of December 31, 2005, the statement of operations and retained earnings, and the statement of cash flow.

99.2	The unaudited balance sheets of SACO Technologies Inc. and the statements of operations and retained earnings and the statement of cash flows for the three months ending March 31, 2006 and March 31, 2005.

99.3	The unaudited pro forma income statements of LSI Industries Inc. and SACO Technologies Inc. for the twelve months ended June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI INDUSTRIES INC.

/s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer
(Principal Accounting Officer)

September 8, 2006